UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2016

Pharma-Bio Serv, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50956	20-0653570
(Commission File Number)	(I.R.S. Employer Identification No.)

6 Road 696, Dorado, Puerto Rico	00646
(Address of Principal Executive Offices)	(Zip Code)

(787) 278-2709
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 13, 2016, Pharma-Bio Serv, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders. Below is a summary of the proposals and corresponding votes.

Elizabeth Plaza and Howard Spindel were elected as Class III directors to serve for a term until the 2019 Annual Meeting of Stockholders or until a successor is duly elected and qualified. Elizabeth Plaza and Howard Spindel received the following votes:

Nominee	For	Withheld
Elizabeth Plaza	13,366,357	2,097,800
Howard Spindel	13,539,988	1,924,169

There were 2,834,226 broker non-votes on this proposal.

The ratification of the selection of Horwath Velez & Co. PSC as the Company's independent certified public accountants for the fiscal year ending October 31, 2016 received the following votes:

For	Against	Abstain
17,162,782	139,182	996,419

There were no broker non-votes on this proposal.

The proposal to approve, on an advisory basis, the compensation of the named executive officers of the Company (“Say on Pay”) received the following votes:

For	Against	Abstain
10,554,163	4,908,644	1,350

There were 2,834,226 broker non-votes on this proposal.

The shareholder proposal requesting that the Board of Directors declare a dividend payment policy received the following votes:

For	Against	Abstain
4,889,152	10,563,105	11,900

There were 2,834,226 broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA-BIO SERV, INC.

Date: May 18, 2016	By:	/s/ Pedro J. Lasanta
Pedro J. Lasanta
Chief Financial Officer, Vice President Finance and Administration and Secretary